Exhibit 99.1

Sanara MedTech Inc. Reports Third Quarter 2026 Financial Results (Unaudited)

FORT WORTH, TX, November 12, 2026 (GLOBE NEWSWIRE) — Sanara MedTech Inc. (“Sanara,” “Sanara MedTech,” the “Company,” “we,” “our” or “us”) (Nasdaq: SMTI), a medical technology company focused on developing and commercializing transformative technologies to improve clinical outcomes and reduce healthcare expenditures in the surgical market, today reported its financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Financial Summary(1)

●	Net revenue increased 8% to $28.4 million, compared to $26.3 million in the third quarter of 2025.
●	Gross profit of $26.3 million, or 93% of net revenue, compared to gross profit of $24.5 million, or 93% of net revenue, in the third quarter of 2025.
●	Operating income of $0.7 million, compared to operating income of $2.9 million in the third quarter of 2025. Third quarter operating income included approximately $3.0 million in legal and advisory services associated with corporate strategic initiatives and the pending merger with MiMedx Group, Inc. (“MIMEDX” and the proposed transaction, the “Merger”).
●	Net loss from continuing operations of $1.3 million, or a loss of $0.15 per diluted share, compared to net income from continuing operations of $0.8 million, or $0.09 per diluted share, in the third quarter of 2025.
●	Adjusted EBITDA(2) of $5.6 million, compared to $4.9 million in the third quarter of 2025.

First Nine Months of 2026 Financial Summary(1)

●	Net revenue increased 12% to $84.4 million, compared to $75.6 million in the first nine months of 2025.
●	Gross profit of $78.4 million, or 93% of net revenue, compared to gross profit of $69.9 million, or 93% of net revenue, in the first nine months of 2025.
●	Operating income of $5.2 million, compared to operating income of $6.3 million in the first nine months of 2025. Operating income for the first nine months included approximately $4.1 million in legal and advisory services associated with corporate strategic initiatives and the pending Merger.
●	Net loss from continuing operations of $1.3 million, or a loss of $0.15 per diluted share, compared to net income from continuing operations of $0.7 million, or $0.08 per diluted share, in the first nine months of 2025.
●	Adjusted EBITDA(2) of $14.9 million, compared to $12.3 million in the first nine months of 2025.
●	Cash and cash equivalents of $16.8 million and $46.7 million of long-term debt at September 30, 2026, compared to $16.6 million of cash and cash equivalents and $46.0 million of long-term debt at December 31, 2025.

(1)	As a result of the Company’s strategic realignment, the balance sheets and statements of operations of Tissue Health Plus (“THP”), which were previously reported as the THP segment, have been classified as discontinued operations and excluded from continuing operations for the three and nine months ended September 30, 2026 and 2025.

(2)	Adjusted EBITDA is a non-GAAP financial measure. See the discussion and the reconciliation at the end of this release for additional information.

Management Comments

Seth Yon, President and Chief Executive Officer of Sanara, commented, “Our team delivered another quarter of strong execution with net revenue of $28.4 million, representing 8% growth year-over-year, gross margin of 93% and Adjusted EBITDA of $5.6 million. CellerateRX Surgical and BIASURGE continue to be strong drivers of our revenue growth.

“In July, we announced our entry into a transformational agreement in which Sanara is expected to be acquired by MIMEDX. We were pleased to receive shareholder approval for the pending combination in September, and we continue to work through the regulatory and review process. We believe this is a significant next step for Sanara’s growth and we remain excited about the opportunity this transaction represents for our customers, employees and shareholders,” Mr. Yon concluded.

Third Quarter and Year-to-Date 2026 Revenue

The following table summarizes revenue streams from product sales for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Soft tissue repair products	$25,662,232	$23,424,126	$75,847,769	$66,618,023
Bone fusion products	2,767,926	2,909,693	8,517,680	8,954,144
Total Net Revenue	$28,430,158	$26,333,819	$84,365,449	$75,572,167

Third Quarter of 2026 Financial Results(1)

Net revenue for the third quarter of 2026 was $28.4 million, compared to $26.3 million for the third quarter of 2025, an increase of $2.1 million, or 8%, year-over-year. Higher net revenue for the third quarter of 2026 was driven by an increase of $2.2 million, or 10%, in sales of soft tissue repair products, including CellerateRX® Surgical Powder (“CellerateRX Surgical”) and BIASURGE® Advanced Surgical Solution (“BIASURGE”), offset by a slight decrease of $0.1 million, or 5%, in sales of bone fusion products. The increases were supported by increased market penetration and our strategy to continue expanding and developing our independent distribution network in both new and existing U.S. markets.

Gross profit for the third quarter of 2026 was $26.3 million, compared to $24.5 million for the third quarter of 2025, an increase of $1.9 million, or 8%, year-over-year. Gross margin was 93% of net revenue for the third quarter of 2026 and 2025. Higher gross profit for the third quarter of 2026 was primarily due to the net revenue growth factors above and product mix.

Operating expenses for the third quarter of 2026 were $25.6 million, or 90% of net revenue, compared to $21.5 million, or 82% of net revenue, for the third quarter of 2025, an increase of $4.1 million, or 19%, year-over-year. The increase in operating expenses was primarily due to higher selling, general and administrative expenses (“SG&A”). Higher SG&A in the third quarter of 2026 was primarily due to approximately $3.0 million in legal and advisory services associated with corporate strategic initiatives and the pending Merger, approximately $0.8 million of increased direct sales and marketing expenses, approximately $0.4 million related to legal and accounting expense and approximately $0.2 million related to compensation expense. Research and development expenses (“R&D”) for the third quarter of 2026 decreased to $0.7 million, or 3% of net revenue, compared to $1.0 million, or 4% of net revenue, for the third quarter of 2025. Lower R&D for the third quarter of 2026 was primarily due to the timing of product enhancement initiatives associated with the Company’s soft tissue repair products when compared to the third quarter of 2025.

Operating income for the third quarter of 2026 was $0.7 million, compared to operating income of $2.9 million for the third quarter of 2025.

Other expense for the third quarter of 2026 was $2.0 million, compared to $2.1 million for the third quarter of 2025. The decrease in other expense for the third quarter of 2026 was primarily due to interest income and gain on disposal of investment, offset by higher share of losses from equity method investments. The net gain on disposal of investment represents our share of proceeds from the issuance of additional ordinary shares of Biomimetic Innovations Limited (“BMI”), reduced by our diluted share of BMI losses and the write-off of our investment in SI Healthcare Technologies, LLC.

Net loss from continuing operations for the third quarter of 2026 was $1.3 million, or a loss of $0.15 per diluted share, compared to net income from continuing operations of $0.8 million, or $0.09 per diluted share, for the third quarter of 2025, a decrease of $2.1 million. Net loss from continuing operations for the third quarter of 2026 was primarily due to higher SG&A, which included costs associated with the pending Merger, and higher share of losses from equity method investments, partially offset by net revenue growth. Net loss from discontinued operations for the third quarter of 2026 was $0.1 million, compared to a net loss from discontinued operations of $31.2 million for the third quarter of 2025.

Adjusted EBITDA(2) for the third quarter of 2026 was $5.6 million, compared to $4.9 million for the third quarter of 2025, an increase of $0.7 million. Higher Adjusted EBITDA in the third quarter of 2026 was primarily due to net revenue growth offset by increases in SG&A.

First Nine Months of 2026 Financial Results(1)

Net revenue for the first nine months of 2026 was $84.4 million, compared to $75.6 million for the first nine months of 2025, an increase of $8.8 million, or 12%, year-over-year. Higher net revenue for the first nine months of 2026 was driven by an increase of $9.2 million, or 14%, in sales of soft tissue repair products, including CellerateRX Surgical, BIASURGE and FORTIFY TRG® Tissue Repair Graft, offset by a slight decrease of $0.4 million, or 5%, in sales of bone fusion products. The increases were supported by increased market penetration and our strategy to continue expanding and developing our independent distribution network in both new and existing U.S. markets.

Gross profit for the first nine months of 2026 was $78.4 million, compared to $69.9 million for the first nine months of 2025, an increase of $8.4 million, or 12%, year-over-year. Gross margin was 93% of net revenue for the first nine months of 2026 and 2025. Higher gross profit for the first nine months of 2026 was primarily due to the net revenue growth factors above and product mix.

Operating expenses for the first nine months of 2026 were $73.2 million, or 87% of net revenue, compared to $63.7 million, or 84% of net revenue, for the first nine months of 2025, an increase of $9.5 million, or 15%, year-over-year. The increase in operating expenses was primarily due to higher SG&A for the first nine months of 2026. Higher SG&A in the first nine months of 2026 was primarily due to approximately $4.1 million in legal and advisory services associated with corporate strategic initiatives and the pending Merger, approximately $3.9 million of increased direct sales and marketing expenses, approximately $1.3 million related to compensation expense and approximately $0.4 million related to legal and accounting expense. R&D for the first nine months of 2026 decreased to $2.6 million, or 3% of net revenue, compared to $3.0 million, or 4% of net revenue, for the first nine months of 2025. Lower R&D in the first nine months of 2026 was primarily due to the timing of product enhancement initiatives associated with the Company’s soft tissue repair products when compared to the first nine months of 2025.

Operating income for the first nine months of 2026 was $5.2 million, compared to operating income of $6.3 million for the first nine months of 2025.

Other expense for the first nine months of 2026 was $6.5 million, compared to $5.5 million for the first nine months of 2025. The increase in other expense for the first nine months of 2026 was primarily due to higher interest expense related to our term loan with CRG Servicing LLC (the “CRG Term Loan”) and share of losses from equity method investments, offset by higher interest income and the gain on disposal of investment.

Net loss from continuing operations for the first nine months of 2026 was $1.3 million, or a loss of $0.15 per diluted share, compared to net income from continuing operations of $0.7 million, or $0.08 per diluted share, for the first nine months of 2025, a decrease of $2.0 million. Net loss from continuing operations for the first nine months of 2026 was primarily due to higher SG&A, which included costs related to the pending Merger, higher interest expense related to the CRG Term Loan and share of losses from equity method investments, partially offset by net revenue growth. Net loss from discontinued operations for the first nine months of 2026 was $0.1 million, compared to a net loss from discontinued operations of $36.7 million for the first nine months of 2025.

Adjusted EBITDA(2) for the first nine months of 2026 was $14.9 million, compared to $12.3 million for the first nine months of 2025, an increase of $2.6 million. Higher Adjusted EBITDA in the first nine months of 2026 was primarily due to net revenue growth offset by increases in SG&A.

Net cash provided by operating activities in the first nine months of 2026 was $3.5 million, compared to $2.8 million of net cash provided by operating activities in the first nine months of 2025. The increase in net cash provided by operating activities during the first nine months of 2026 was primarily due to a reduction in net loss and decreased inventory expenditures. Additionally, a timing difference in the CRG Term Loan interest payment, which was remitted on October 1, 2026 rather than September 30, 2026, resulted in the payment being recognized in the fourth quarter of 2026, favorably affecting the September 30, 2026 cash balance by approximately $1.6 million. The increase in net cash provided by operating activities was partially offset by increased bonus and commission payments.

As of September 30, 2026, the Company had $16.8 million of cash and cash equivalents and $46.7 million of long-term debt, compared to $16.6 million and $46.0 million, respectively, as of December 31, 2025.

(1)	As a result of the Company’s strategic realignment, the balance sheets and statements of operations of THP, which were previously reported as the THP segment, have been classified as discontinued operations and excluded from continuing operations for the three and nine months ended September 30, 2026 and 2025.

(2)	Adjusted EBITDA is a non-GAAP financial measure. See the discussion and the reconciliation at the end of this release for additional information.

Update to Full Year 2026 Financial Guidance

The Company is updating its full year 2026 net revenue guidance to a range of $110 million to $115 million compared to its previously provided range of $116 million to $121 million. This updated full year guidance represents growth of approximately 7% to 12%, compared to net revenue of $103.1 million for the full year 2025.

About Sanara MedTech Inc.

Sanara MedTech Inc. is a medical technology company focused on developing and commercializing transformative technologies to improve clinical outcomes and reduce healthcare expenditures in the surgical market. The Company develops, markets and distributes surgical products for use by physicians and clinicians in hospitals. Each of the Company’s products and technologies is designed to achieve the goal of providing better clinical outcomes at a lower overall cost for healthcare systems. Sanara’s products are primarily sold in the North American surgical tissue repair market. Sanara markets and distributes CellerateRX® Surgical Powder, BIASURGE® Advanced Surgical Solution, FORTIFY TRG® Tissue Repair Graft and FORTIFY FLOWABLE® Extracellular Matrix, as well as a portfolio of advanced biologic products including: ACTIGENTM Verified Inductive Bone Matrix, ALLOCYTE® Plus Advanced Viable Bone Matrix, BiFORM® Bioactive Moldable Matrix and TEXAGEN® Amniotic Membrane Allograft to the surgical market. The Company believes it can drive its pipeline from concept to preclinical and clinical development while meeting quality and regulatory requirements. The Company strives to be one of the most innovative and comprehensive providers of effective surgical solutions and is continually seeking to expand its offerings for patients requiring surgical treatments in the United States. For more information, please visit SanaraMedTech.com.

Information about Forward-Looking Statements

The statements in this press release that do not constitute historical facts are “forward-looking statements,” within the meaning of and subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements may be identified by terms such as “aims,” “anticipates,” “believes,” “contemplates,” “continue,” “could,” “estimates,” “expects,” “forecast,” “guidance,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “targets,” “will” or “would,” or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among others, statements regarding the Company’s expected net revenue, the Company’s ability to achieve enhanced results by focusing on the surgical market, the Company’s business strategy and mission, the development of new products, the timing of commercialization of the Company’s products, and the regulatory approval process. These items involve risks, contingencies and uncertainties such as uncertainties as to the timing of the proposed transaction with MIMEDX; the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction; risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s stock; disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including in certain circumstances requiring the Company to pay a termination fee; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; significant transaction costs; the risk of litigation and/or regulatory actions related to the proposed transaction; uncertainties associated with the development and process for obtaining regulatory approval for new products; the extent of product demand; market and customer acceptance; the effect of economic conditions, competition and pricing; the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent reports filed with the Securities and Exchange Commission (the “SEC”), which could cause the Company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in or implied by these statements.

All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events, except as required by applicable securities laws.

Important Information and Where to Find It

In connection with the proposed transaction, MIMEDX filed with the SEC a registration statement on Form S-4 that includes a proxy statement of Sanara and that also constitutes a prospectus of MIMEDX. Each of MIMEDX and Sanara may also file other relevant documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement/prospectus or registration statement or any other document that MIMEDX or Sanara may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus and other documents containing important information about MIMEDX, Sanara and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by MIMEDX will be available free of charge on MIMEDX ‘s website at https://investors.mimedx.com/. Copies will also be available at no charge at the Investor Relations section of Sanara’s website at https://ir.sanaramedtech.com/.

Participants in the Solicitation

Sanara, MIMEDX and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Sanara, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Sanara’s proxy statement for its 2026 Annual Meeting of Shareholders, which was filed with the SEC on April 17, 2026. Information about the directors and executive officers of MIMEDX, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in MIMEDX’s proxy statement for its 2026 Annual Meeting of Shareholders, which was filed with the SEC on April 29, 2026. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Sanara and MIMEDX using the sources indicated above.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Investor Relations Contact:

Walter Frank or John Nesbett

IMS Investor Relations

IR@sanaramedtech.com

(203) 972-9200

SANARA MEDTECH INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$16,787,737	$16,578,857
Accounts receivable, net	13,889,078	11,998,075
Inventory, net	3,297,619	3,948,748
Convertible loan receivable	1,758,300	-
Prepaid and other assets	670,314	948,620
Current assets related to discontinued operations	1,635	67,863
Total current assets	36,404,683	33,542,163

Long-term assets
Intangible assets, net	16,696,904	18,640,673
Goodwill	3,601,781	3,601,781
Investment in equity securities	13,393,089	14,626,858
Right of use assets – operating leases	1,821,822	2,075,634
Property and equipment, net	316,869	456,962
Total long-term assets	35,830,465	39,401,908

Total assets	$72,235,148	$72,944,071

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$5,186,872	$2,338,761
Accrued bonuses and commissions	7,864,379	11,781,435
Accrued royalties and expenses	2,731,923	2,684,626
Operating lease liabilities – current	398,872	353,229
Earnout liabilities – current	-	235,001
Current liabilities related to discontinued operations	100,000	1,233,478
Total current liabilities	16,282,046	18,626,530

Long-term liabilities
Long-term debt	46,722,954	45,970,937
Operating lease liabilities – long-term	1,564,604	1,868,703
Other long-term liabilities	-	548,125
Total long-term liabilities	48,287,558	48,387,765

Total liabilities	64,569,604	67,014,295

Commitments and contingencies

Shareholders’ equity
Common Stock: $0.001 par value, 20,000,000 shares authorized; 9,182,927 issued and outstanding as of September 30, 2026 and 8,946,913 issued and outstanding as of December 31, 2025	9,184	8,948
Additional paid-in capital	83,968,702	81,232,536
Accumulated deficit	(76,312,342)	(75,303,042)
Total Sanara MedTech shareholders’ equity	7,665,544	5,938,442
Equity attributable to noncontrolling interest	-	(8,666)
Total shareholders’ equity	7,665,544	5,929,776
Total liabilities and shareholders’ equity	$72,235,148	$72,944,071

SANARA MEDTECH INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net Revenue	$28,430,158	$26,333,819	$84,365,449	$75,572,167

Cost of goods sold	2,104,917	1,874,214	6,009,853	5,646,463

Gross profit	26,325,241	24,459,605	78,355,596	69,925,704

Operating expenses
Selling, general and administrative	24,252,475	19,877,875	68,735,685	58,641,402
Research and development	723,717	1,029,591	2,637,541	3,036,746
Depreciation and amortization	613,044	610,899	1,819,407	1,993,477
Total operating expenses	25,589,236	21,518,365	73,192,633	63,671,625

Operating income	736,005	2,941,240	5,162,963	6,254,079

Other income (expense)
Interest expense	(1,812,764)	(1,818,105)	(5,422,420)	(4,926,765)
Share of losses from equity method investments	(442,984)	(288,642)	(1,339,139)	(627,732)
Interest income	146,494	-	213,266	3,672
Gain on disposal of investment	105,370	-	105,370	-
Gain (loss) on disposal of property and equipment	(19,107)	-	(20,483)	10,932
Total other income (expense)	(2,022,991)	(2,106,747)	(6,463,406)	(5,539,893)

Net income (loss) from continuing operations	(1,286,986)	834,493	(1,300,443)	714,186

Net loss from discontinued operations (including asset impairment charge of $26,472,407 in 2025)	(124,207)	(31,246,601)	(105,011)	(36,672,075)

Net loss	(1,411,193)	(30,412,108)	(1,405,454)	(35,957,889)

Less: Net income (loss) attributable to noncontrolling interest from continuing operations	354	(955)	-	(5,197)

Net loss attributable to Sanara MedTech shareholders	$(1,411,547)	$(30,411,153)	$(1,405,454)	$(35,952,692)

Net income (loss) per share, basic:
Continuing operations	$(0.15)	$0.10	$(0.15)	$0.08
Discontinued operations	(0.01)	(3.62)	(0.01)	(4.26)
Net income (loss) per share of common stock, basic	$(0.16)	$(3.52)	$(0.16)	$(4.18)

Net income (loss) per share, diluted:
Continuing operations	$(0.15)	$0.09	$(0.15)	$0.08
Discontinued operations	(0.01)	(3.49)	(0.01)	(4.12)
Net income (loss) per share of common stock, diluted	$(0.16)	$(3.40)	$(0.16)	$(4.04)

Weighted average number of common shares outstanding, basic	8,783,139	8,646,668	8,749,797	8,610,538

Weighted average number of common shares outstanding, diluted	8,783,139	8,940,734	8,749,797	8,907,565

The following is a reconciliation of the numerator and denominator of basic and diluted net income (loss) per share for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Numerator:
Net income (loss) from continuing operations	$(1,286,986)	$834,493	$(1,300,443)	$714,186
Net loss from discontinued operations	(124,207)	(31,246,601)	(105,011)	(36,672,075)
Less: Net income (loss) attributable to noncontrolling interests from continuing operations	354	(955)	-	(5,197)
Net loss attributable to Sanara MedTech shareholders	$(1,411,547)	$(30,411,153)	$(1,405,454)	$(35,952,692)

Denominator:
Weighted average shares, basic	8,783,139	8,646,668	8,749,797	8,610,538
Dilutive effect of stock options	-	31,013	-	31,013
Dilutive effect of unvested shares	-	263,053	-	266,014
Weighted average shares, diluted	8,783,139	8,940,734	8,749,797	8,907,565

The following table summarizes the shares of common stock that were potentially issuable but were excluded from the computation of diluted net loss per share of common stock for the period presented, as such shares would have had an anti-dilutive effect:

September 30, 2026
Stock options	10,218
Unvested restricted stock	394,883

SANARA MEDTECH INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(1,405,454)	$(35,957,889)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,819,407	3,277,569
Share of losses from equity method investments	1,339,139	627,732
Gain on disposal of investment	(105,370)	-
(Gain) loss on disposal of property and equipment	20,483	(9,674)
Credit loss expense	212,200	459,233
Inventory obsolescence	353,839	489,572
Paid-in-kind interest	-	1,593,416
Back-end fee	531,393	578,901
Amortization and write-off of debt issuance costs	220,624	206,363
Share-based compensation	3,795,459	3,972,788
Noncash lease expense	253,812	446,285
Accretion of finance liabilities	69,605	120,022
Asset impairment charges	-	26,472,407
Changes in operating assets and liabilities:
Accounts receivable, net	(2,087,003)	(144,959)
Accounts receivable – related parties	-	40,566
Inventory, net	297,290	(1,122,497)
Prepaid and other assets	328,334	318,266
Accounts payable	2,848,111	(359,968)
Accounts payable – related parties	-	(3,575)
Accrued royalties and expenses	286,483	403,767
Accrued bonuses and commissions	(5,042,427)	1,879,615
Operating lease liabilities	(258,456)	(446,372)
Net cash provided by operating activities	3,477,469	2,841,568
Cash flows from investing activities:
Convertible loan receivable	(1,758,300)	-
Purchases of property and equipment	(49,052)	(4,543,491)
Investment in equity securities	-	(5,899,524)
CarePICS Acquisition	-	(2,122,146)
Proceeds from disposal of property and equipment	-	60,000
Purchases of intangible assets	-	(23,452)
Net cash used in investing activities	(1,807,352)	(12,528,613)
Cash flows from financing activities:
Cash payment of finance and earnout liabilities	(807,000)	(859,000)
Net settlement of equity-based awards	(654,237)	(764,421)
Loan proceeds, net of debt issuance costs of zero in 2026 and $228,183 in 2025	-	12,021,817
Pay off debt assumed in CarePICS Acquisition	-	(1,650,000)
Net cash provided by (used in) financing activities	(1,461,237)	8,748,396
Net increase (decrease) in cash and cash equivalents	208,880	(938,649)
Cash and cash equivalents, beginning of period	16,578,857	15,878,295
Cash and cash equivalents, end of period	$16,787,737	$14,939,646

Cash paid during the period for:
Interest	$3,050,346	$2,428,062
Taxes	49,695	52,984

Supplemental noncash investing and financing activities:
Non-monetary exchange to acquire intangible assets	$-	$2,084,278
Earnout liability generated by CarePICS Acquisition	-	1,355,603
Right of use assets obtained in exchange for lease obligations	-	1,153,099
Conversion of note receivable into equity method investment	-	1,101,478

SANARA MEDTECH INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES (UNAUDITED)

To supplement the Company’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release, including Adjusted EBITDA. The Company’s management uses these non-GAAP financial measures, both internally and externally, to assess and communicate the financial performance of the Company. The Company defines Adjusted EBITDA as net income (loss) from continuing operations excluding interest expense/income, provision/benefit for income taxes, depreciation and amortization, non-cash share-based compensation expense, change in fair value of earnout liabilities, asset impairment charges, share of losses from equity method investments, gain/loss on the disposal of property and equipment, gain on disposal of investment, executive separation costs, and acquisition and other transaction related costs, as each is applicable to the periods presented.

The Company believes Adjusted EBITDA is useful to investors because it facilitates comparisons of the Company’s core business operations across periods on a consistent basis. Accordingly, the Company adjusts certain items when calculating Adjusted EBITDA because the Company believes that such items are not related to the Company’s core business operations.

The Company’s non-GAAP financial measures are not in accordance with, nor an alternative for, measures conforming to GAAP and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company continues to provide all information required by GAAP, but it believes that evaluating its ongoing operating results may not be as useful if an investor or other user is limited to reviewing only GAAP financial measures. The Company does not, nor does it suggest that investors should, consider these non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Material limitations associated with the use of such measures include that they do not reflect all costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances. The Company presents these non-GAAP financial measures to provide investors with information to evaluate the Company’s operating results in a manner similar to how management evaluates business performance. To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in understanding and analyzing the results of the business to review both GAAP information and the related non-GAAP financial measures. Whenever the Company uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Investors are encouraged to review and consider these reconciliations.

Reconciliation of Net income (loss) from continuing operations to Adjusted EBITDA (Unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss) from continuing operations	$(1,286,986)	$834,493	$(1,300,443)	$714,186
Adjustments:
Interest expense	1,812,764	1,818,105	5,422,420	4,926,765
Depreciation and amortization(1)	613,044	610,899	1,819,407	1,993,477
Noncash share-based compensation	1,270,814	1,164,070	3,795,459	3,618,437
Share of losses from equity method investments	442,984	288,642	1,339,139	627,732
Gain on disposal of investment	(105,370)	-	(105,370)	-
(Gain) loss on disposal of property and equipment	19,107	-	20,483	(10,932)
Interest income	(146,494)	-	(213,266)	(3,672)
Executive separation costs(2)	-	172,048	-	432,323
Acquisition and other transaction related costs(3)	3,003,558	20,000	4,118,538	24,826
Adjusted EBITDA	$5,623,421	$4,908,257	$14,896,367	$12,323,142

(1)	Depreciation expense of $12,482 was reclassified as continuing operations in the nine months ended September 30, 2025, and is therefore no longer reflected in discontinued operations.

(2)	Includes $41,948 and $172,122 of share-based compensation related to executive separation costs for the three and nine months ended September 30, 2025, respectively.

(3)	Acquisition and other transaction related costs are comprised of legal and advisory services associated with prospective acquisitions in 2025 and with corporate strategic initiatives and the pending Merger in 2026.

ANNEX - Consolidated (reflecting our Surgical Business):

The following tables reflect results of operations of our surgical business for the periods indicated below (Unaudited except for full fiscal years ended December 31, 2025, 2024, and 2023):

	2025					2024					2023
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Net Revenue	$23,434,096	$25,804,252	$26,333,819	$27,545,815	$103,117,982	$18,536,638	$20,158,823	$21,671,599	$26,305,365	$86,672,425	$15,519,187	$15,753,164	$16,024,948	$17,689,813	$64,987,112

Cost of goods sold	1,834,967	1,937,282	1,874,214	1,874,506	7,520,969	1,890,046	2,008,686	1,991,987	2,249,182	8,139,901	2,116,694	2,187,516	1,751,349	1,788,162	7,843,721

Gross profit	21,599,129	23,866,970	24,459,605	25,671,309	95,597,013	16,646,592	18,150,137	19,679,612	24,056,183	78,532,524	13,402,493	13,565,648	14,273,599	15,901,651	57,143,391

Operating expenses
Selling, general and administrative(1)	19,129,208	19,634,319	19,877,875	20,075,597	78,716,999	15,683,039	18,349,924	17,420,347	20,220,332	71,673,642	12,467,395	13,301,230	13,460,404	15,597,823	54,826,852
Research and development	950,359	1,056,796	1,029,591	2,035,737	5,072,483	578,981	582,443	783,840	883,399	2,828,663	235,236	208,727	225,886	232,933	902,782
Depreciation and amortization(2)	694,032	688,546	610,899	668,396	2,661,873	698,502	698,407	696,888	692,032	2,785,829	372,020	396,597	590,563	687,679	2,046,859
Change in fair value of earnout liabilities	-	-	-	-	-	(103,781)	89,330	-	-	(14,451)	(191,127)	(436,004)	(758,783)	87,578	(1,298,336)
Asset impairment charges	-	-	-	1,841,120	1,841,120	-	-	-	-	-	-	-	-	-	-
Total operating expenses	20,773,599	21,379,661	21,518,365	24,620,850	88,292,475	16,856,741	19,720,104	18,901,075	21,795,763	77,273,683	12,883,524	13,470,550	13,518,070	16,606,013	56,478,157

Operating income (loss)	825,530	2,487,309	2,941,240	1,050,459	7,304,538	(210,149)	(1,569,967)	778,537	2,260,420	1,258,841	518,969	95,098	755,529	(704,362)	665,234

Other income (expense)
Interest expense	(1,317,092)	(1,791,568)	(1,818,105)	(1,833,035)	(6,759,800)	(267,336)	(644,346)	(927,577)	(1,289,136)	(3,128,395)	(6)	-	(188,294)	(287,483)	(475,783)
Share of losses from equity method investments	(143,608)	(195,482)	(288,642)	(324,734)	(952,466)	-	-	(31,448)	(58,559)	(90,007)	-	-	-	-	-
Interest income	3,672	-	-	-	3,672	-	-	-	21,978	21,978	-	-	-	-	-
Gain on disposal of property and equipment	10,932	-	-	-	10,932	-	-	-	-	-	-	-	-	-	-
Gain on disposal of investment	-	-	-	-	-	-	-	-	-	-	-	-	-	251,034	251,034
Total other income (expense)	(1,446,096)	(1,987,050)	(2,106,747)	(2,157,769)	(7,697,662)	(267,336)	(644,346)	(959,025)	(1,325,717)	(3,196,424)	(6)	-	(188,294)	(36,449)	(224,749)

Net income (loss) from continuing operations	$(620,566)	$500,259	$834,493	$(1,107,310)	$(393,124)	$(477,485)	$(2,214,313)	$(180,488)	$934,703	$(1,937,583)	$518,963	$95,098	$567,235	$(740,811)	$440,485

(1)	Selling, general and administrative expense of $90,293 was reclassified and is now reflected as discontinued operations in the first quarter of 2024.

(2)	Depreciation expense of $5,461 and $7,021 was reclassified as continuing operations in the first and second quarters of 2025, respectively, and is therefore no longer reflected in discontinued operations.

ANNEX - Consolidated (reflecting our Surgical Business) (continued):

Reconciliation of Net income (loss) from continuing operations to Adjusted EBITDA (Unaudited):

	2025					2024					2023
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Net income (loss) from continuing operations	$(620,566)	$500,259	$834,493	$(1,107,310)	$(393,124)	$(477,485)	$(2,214,313)	$(180,488)	$934,703	$(1,937,583)	$518,963	$95,098	$567,235	$(740,811)	$440,485
Adjustments:
Interest expense	1,317,092	1,791,568	1,818,105	1,833,035	6,759,800	267,336	644,346	927,577	1,289,136	3,128,395	6	-	188,294	287,483	475,783
Depreciation and amortization(1)	694,032	688,546	610,899	668,396	2,661,873	698,502	698,407	696,888	692,032	2,785,829	372,020	396,597	590,563	687,679	2,046,859
Noncash share-based compensation	1,175,496	1,278,871	1,164,070	1,155,545	4,773,982	753,616	1,046,321	1,003,599	1,165,472	3,969,008	545,214	1,064,516	813,606	777,994	3,201,330
Change in fair value of earnout liabilities	-	-	-	-	-	(103,781)	89,330	-	-	(14,451)	(191,127)	(436,004)	(758,783)	87,578	(1,298,336)
Asset impairment charges	-	-	-	1,841,120	1,841,120	-	-	-	-	-	-	-	-	-	-
Share of losses from equity method investments	143,608	195,482	288,642	324,734	952,466	-	-	31,448	58,559	90,007	-	-	-	-	-
Gain on disposal of property and equipment	(10,932)	-	-	-	(10,932)	-	-	-	-	-	-	-	-	-	-
Interest income	(3,672)	-	-	-	(3,672)	-	-	-	(21,978)	(21,978)	-	-	-	-	-
Executive separation costs(2)	-	260,275	172,048	-	432,323	-	904,781	59,685	-	964,466	-	-	-	-	-
Acquisition costs (3)	-	4,826	20,000	(24,826)	-	-	225,089	24,812	(64,872)	185,029	-	-	-	423,513	423,513
Adjusted EBITDA	$2,695,058	$4,719,827	$4,908,257	$4,690,694	$17,013,836	$1,138,188	$1,393,961	$2,563,521	$4,053,052	$9,148,722	$1,245,076	$1,120,207	$1,400,915	$1,523,436	$5,289,634

(1)	Depreciation expense of $5,461 and $7,021 was reclassified as continuing operations in the first and second quarters of 2025, respectively, and is therefore no longer reflected in discontinued operations.

(2)	Includes share-based compensation related to executive separation costs.

(3)	Acquisition costs include legal, tax, accounting and other contract services related to prospective acquisitions.